Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Bond Fund, Goldman Sachs Core Fixed Income
 Fund, Goldman Sachs Dynamic Emerging Markets Debt Fund,
 Goldman Sachs Dynamic Municipal
 Income Fund, Goldman Sachs Emerging Markets Debt Fund,
Goldman Sachs Enhanced Income Fund,
Goldman Sachs Fixed Income Macro Strategies Fund,
Goldman Sachs Global Income Fund,
 Goldman Sachs Government Income Fund,
Goldman Sachs High Quality Floating Rate Fund,
Goldman Sachs High Yield Floating Rate Fund,
 Goldman Sachs High Yield Municipal Fund,
Goldman Sachs High Yield Fund,
Goldman Sachs Inflation Protected Securities Fund,
Goldman Sachs Investment Grade Credit Fund,
Goldman Sachs Local Emerging Markets Debt Fund,
Goldman Sachs Long Short Credit Strategies Fund,
Goldman Sachs Short Duration Government Fund,
 Goldman Sachs Short Duration Income Fund,
Goldman Sachs Short Duration Tax-Free Fund,
 Goldman Sachs Strategic Income Fund
 and Goldman Sachs U.S. Mortgages Fund described under Sub-Item 77D are described in the supplement to the Funds Statement of
Additional Information, filed pursuant to
Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on May 17, 2016 (Accession No. 0001193125-16-593271),
which is incorporated herein
by reference.

The changes with respect to the Goldman Sachs
Short-Term Conservative Income Fund
(the Fund) described under Sub-Item 77D are described in the supplement to the Funds Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on May 17, 2016
 (Accession No. 0001193125-16-593285),
 which is incorporated herein by reference, and the Funds Prospectus and Statement of Additional Information, filed pursuant to
Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on August 5, 2016
(Accession No. 0001193125-16-673447),
 which is incorporated herein
 by reference.